EXHIBIT 10(an)


                              AGREEMENT AND RELEASE


         This is an Agreement and Release ("Agreement and Release") among American Industries, Inc. ("AI"), Ellison Carl Morgan ("Morgan"), the Ellison Carl Morgan Revocable Trust ("Morgan Trust"), the 2030 Investors 401K and the 2030 Investors LLC (collectively "Plaintiffs"), Imaging and Technologies, ("ITEC") and Brian Bonar ("Bonar ") (collectively "Defendants").

                                    RECITALS:

         A. On February 2, 1999, Plaintiffs filed a complaint against Defendants, among others, in Multnomah County Circuit Court in Oregon. The case is titled, American Industries. Inc., et. al. v. Imaging Technologies. Inc., et. al., 99-02-01129. The complaint alleged claims for violations of the Oregon Securities Law, Breach of Contract and Warranties, Fraud, Negligent Misrepresentation and Negligence.

         B. Prior to trial, Al reached partial settlement agreements with ITEC on certain claims arising out of AI's purchase of a $950,000 Non-Convertible Subordinated Promissory Note from ITEC and AI's decision to provide ITEC with irrevocable letters of credit totaling $1.5 million, of which ITEC's suppliers and creditors drew $1,202,328.

         C. On September 1, 1999, the Multnomah County Circuit Court entered a Partial Judgment in favor of AI and against ITEC for $1,203,967, less payments already made; in settlement of AI's claims arising out of the irrevocable letter of credit. The outstanding amount of the judgment against ITEC and Bonar in the above-named case as of January 25, 2001, is $812,791.74, including interest. Interest is accruing on the judgment at nine percent (9%) per annum.

         D. Following a trial in Multnomah County on the remaining claims that had not been settled, the jury returned a verdict for defendants ITEC and Bonar. On May 16, 2000, the court issued a Final Judgment in favor of ITEC and Bonar.

         E. Following entry of Final Judgment, Defendants petitioned the court for an award of attorney fees as the prevailing party under ORS 59.115(10). Plaintiffs opposed the motion. The trial court has not issued an order with respect to the outstanding petition.

         F. On June 13, 2000, Plaintiffs filed a Notice of Appeal of the Final Judgment entered in favor of Defendants. The parties have not filed briefs on appeal and there remain disputed issues on appeal.

         G. Plaintiffs and Defendants desire to finally and forever settle and terminate the litigation. including all appeals, between them as well as all disputes and any outstanding grievances or complaints of any kind and to resolve and terminate in a manner satisfactory to the parties as shown by the provisions of this Agreement and Release, all claims of every kind that each party has or had against the other arising to date.

              REPRESENTATIONS, WARRANTIES, COVENANTS AND CONDITIONS

         1. The Recitals above are incorporated herein by reference.

         2. AI shall credit ITEC $140,000 for attorney fees and any costs in the above-named case against the judgment in favor of Plaintiffs. Such credit shall be the sole source of payment of the attorney fees and costs.

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         3. Within forth-five (45) days following the effective date after this
Agreement and Release, ITEC will cause to be filed with the Securities and Exchange Commission (SEC) a registration statement for shares of its common stock to include for AI a number of shares equal to, the quotient of One Hundred Thousand Dollars ($100,000.) divided by the average of the closing prices for ITEC's common stock over the ten (10) trading days ending five (5) trading days preceding the date of such filing. Within ten (10) business days following the effectiveness of the registration statement so filed, ITEM will deliver to AI registered and freely-tradable shares of common stock (fully paid and non-assessable) in the amount included in said registration statement for AI.

         Within ninety (90) days following the effective date of this Agreement and Release, ITEC will complete the necessary corporate actions to either reduce the number of Shares of its common stock outstanding or increase the number of authorized common shares in a number at least equal to the Remaining Settlement Shares, as that term is defined below.

         Within forty-five (45) days following the effective date of such corporate actions, ITEC will cause to be filed with the SEC a registration statement for shares of its common stock to include for AI a number of shares equal to one hundred twenty-five percent (125%) of the Remaining Settlement Shares, defined for purposes of this Agreement and Release as the quotient of the total amount due AI pursuant to this Agreement and Release (such amount having been reduced by the $100,000 for which common shares were issued as provided above and by the $140,000 credit in paragraph 2 above) divided by the average of the closing prices for ITEC's common stock over the ten (10) trading days ending five (5) trading days preceding the date of such filing (the Second Registration Statement).

         At its option, AI may elect from time to time after the effectiveness of the Second Registration Statement, to receive a number of shares of ITEC common stock to satisfy a portion, rather than the entire amount, remaining to be owed by ITEC under this Agreement and Release (a Partial Settlement Request); or AI may request delivery of a sufficient number of shares of ITEC common stock to satisfy the full balance due under this Settlement and Release, provided that, in each such election, AI shall elect to satisfy an amount of the obligation equal to at least the lesser of One Hundred Thousand Dollars ($100,000) or the entire remaining unpaid balance of the indebtedness. ___ Each such request must be made in a writing delivered to the President of ITEC, with a copy to the General Counsel of ITEC. Within ten (10) business days following the receipt of a request for such delivery of shares, ITEC will deliver to AI registered and freely-tradable shares of its common stock (fully paid and non-assessable) in an; amount equal to the lesser of (a) the quotient of the dollar value requested divided by the average of the closing prices for ITEC's common stock over the ten (10) trading days ending five (5) trading days preceding the date of the receipt of such request; or (b) the number of remaining shares registered for AI in the Second Registration Statement. If an insufficient number of shares to satisfy the request remains available for delivery to AI from those registered in the Second Registration Statement, then ITEC will (i) promptly file with the SEC another registration statement including the number of shares for AI equal to (a) minus (b) above; (ii) verify and/or promptly undertake any necessary corporate action to assure that such number of shares to be so registered will not cause ITEC to exceed its authorized number of common shares; and (iii) deliver that number of registered and freely-tradable shares of its common stock (fully paid and non-assessable) within ten (10) business days following the effectiveness of that registration statement.

         4. Notwithstanding any other provisions of this Agreement and Release to the contrary, the debt owed by ITEC to AI (and the judgment related thereto) shall not be deemed discharged, satisfied or reduced in any respect (other than the $140,000) credit provided for in paragraph 2 of this Agreement) unless and until AI shall have received delivery of the fully paid, non-assessable, registered and freely tradable shares of ITEC common stock required to be delivered hereunder, and then only to the extent of such delivery. Interest shall continue to accrue on any unsatisfied portion of the judgment until fully satisfied.

         5. Plaintiffs and defendants hereby release each of the parties to this Release from any and all claims for attorney fees and costs in the above-named case and hereby covenant to dismiss all claims now in existence, with prejudice and without attorney fees or costs to any party.

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         6. Plaintiffs and defendants hereby waive their rights to appeal the judgment in the above- named case and hereby covenant to dismiss all claims now in existence, with prejudice and without attorney fees or costs to any party.

         7. In consideration of, and subject to, the conditions set forth in this Agreement and Release, Plaintiffs and Defendants hereby mutually and generally release, acquit, and forever discharge each other, each party's officers, directors, employees, partners, agents, attorneys, accountants, representatives, insurers, affiliates and assigns (collectively, the "Released Persons") from any and all debts, claims, liabilities, causes of action, losses, damages, attorney fees, claims for contribution, claims for indemnity and claims of any other kind or nature whatsoever, whether known or unknown, arising from or in any way related to the following any and all liabilities, demands, claims, suits, actions, charges, damages, judgment or levies or executions, whether known or unknown, liquidated or unliquidated, arising from the beginning of time to and including the Effective Date of this Agreement and Release.

         8. This Agreement and Release is not to be construed as an admission of liability by any party, and each party expressly acknowledges that liability is and has been expressly denied by the other party.

         9. This Agreement and Release shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the State of Oregon. The venue of any dispute arising out of or related to this Agreement and Release shall be in Multnomah County, Oregon.

         10. Without limiting the provision herein that Oregon law applies to this agreement, Defendants acknowledge and agree that they have been informed by their attorneys that they are familiar with and hereby expressly waive the provisions of and any and all rights under section 1542 of the Civil Code of the State of California, and any similar statute, code, law or regulation of any state of the United States, or of the United Slates, to the fullest extent that they may waive such rights and benefits. Section 1542 provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         11. This Agreement and Release is the product of negotiations and mediation among the parties and any enforcement will be interpreted in a neutral manner and not more strongly for or against any party based upon the source of the draftsmanship.

         12. This Agreement and Release may be executed in several counterparts, each of which will be an original, but all of which shall constitute one and the same Agreement and Release.

         13. This Agreement and Release contains the entire Agreement and Release among the parties and fully supersedes any and all prior negotiations, agreements, or representations, written or oral, between the parties with respect to the subject matter thereof and hereof.

         14. This Agreement and Release shall not be altered, amended or modified in any respect except by a writing duly executed by all parties hereto.

         15. Each of the parties to this Agreement and Release represents and warrants that:

         a. This Agreement and Release is freely and voluntarily executed; such party has not executed this Agreement and Release under any duress or undue influence by any person or entity.

         b. This Agreement and Release is duly authorized, validly executed, and delivered. Such party has the full right, power, legal capacity and authority to enter into and perform its
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                  obligations hereunder and no approval or consent of any other person is necessary in connection herewith.

         c. Such party relies solely on its own judgment and the judgment of its counsel in making this Agreement and Release and has not been influenced to any extent in making this Agreement and Release by any representation or statements made by any other person.

         d. Such party expressly assumes the risk of any mistake of fact and of any facts proven to be other than or different from the facts now known to the parties to this Agreement and Release or believed by them to exist.

         e. It is the expressed intent of the parties to this Agreement and Release to settle and adjust all controversies relating to the Released Claims finally and forever, without regard to which party may or may not be correct with respect to any issue of fact or law.

         16. The Effective Date of this Agreement and Release shall be the date on which the last signature is received by ITEC.

         17. If any party files a lawsuit, arbitration demand or other proceeding to enforce any term of this Agreement and Release, through declaration, injunction, specific enforcement or otherwise, or for damages arising our of a violation of any term of this Agreement and Release, the prevailing party in such lawsuit shall be entitled to its attorneys' fees and costs incurred, including fees and costs in trial and on appeal.

Date:    March 1, 2001

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         PLAINTIFFS:

         AMERICAN INDUSTRIES, INC.                              2030 INVESTORS 401K

         By                                                     By
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         Its                                                    Its
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         2030 INVESTORS, LLC                                    ELLISON CARL MORGAN REVOCABLE TRUST

         By                                                     By
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         Its                                                    Its
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         ELLISON CARL MORGAN

         By                                                     By
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         Its                                                    Its
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         DEFENDANTS:

         IMAGING TECHNOLOGIES, INC.                             BRIAN BONAR

         By
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           Its
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